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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                   FORM 8-K


                                CURRENT REPORT


      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                                 MARCH 15, 2001
                 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                            SABRE HOLDINGS CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                       1-12175                 75-2662240
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NO.)        (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)



                                4255 AMON CARTER BLVD.
                               FORT WORTH, TEXAS 76155
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (817) 963-6400



                                    NOT APPLICABLE
            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)




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ITEM 5.           OTHER EVENTS.

TRANSACTION WITH EDS

Registrant announced on March 15, 2001 that it reached agreement for a transaction in which Electronic Data Systems Corporation ("EDS") will acquire Registrant's airline infrastructure outsourcing business. The transaction is scheduled to close during the second quarter of 2001, subject to the receipt of government approvals and the satisfaction of closing conditions. Key components of the proposed transaction include the following:

ASSETS TRANSFERRED

EDS would acquire: Registrant's airline infrastructure outsourcing assets, resources and contracts; Registrant's web hosting assets, resources and contracts; and Registrant's information technology ("IT") systems assets. EDS would pay Registrant approximately $670 million in cash, and Registrant would retain approximately $108 million in working capital, resulting in a total value to Registrant of approximately $778 million.

The assets transferred would include: Registrant's outsourcing contracts with American Airlines, US Airways, Gulf Air, and Dollar/Thrifty Rent-A-Car; Registrant's data centers and data management assets and resources, including its Tulsa, Oklahoma data center; and Registrant's desktop and mid range computer management systems. Those assets are used for Registrant's outsourcing business and for transaction processing in Registrant's travel marketing and distribution business, including the operation of the SABRE-Registered Trademark- global distribution system ("GDS"). About 4,200 of Registrant's employees, located mostly in the United States, are expected to transition to employment with EDS upon closing of the transaction.

ASSETS RETAINED

Registrant will retain its core travel marketing and distribution business, including: contracts with travel suppliers and travel agency subscribers for participation in the SABRE GDS; Registrant's investment in TRAVELOCITY.COM-Registered Trademark-, the SABRE-Registered Trademark-VIRTUALLY THERE-SM- Web site; the GETTHERE-Registered Trademark- and SABRE-Registered Trademark- BTS corporate booking businesses; and contracts with travel suppliers, travel agencies and online travel sites for Web site development and booking engine services. Registrant plans to continue to focus its business on remaining the global leader in all channels of travel distribution.

Registrant will also retain contracts and assets that are related to its core travel marketing and distribution business. Those include its multihost SABRE-Registered Trademark- PASSENGER RESERVATION SYSTEM, which provides internal reservation systems for airline customers; contracts to provide software applications development, maintenance and licensing; Registrant's intellectual property assets, including its software applications portfolios; and the Sabre-Registered Trademark- EMERGO-SM- suite of airline solutions offered by Registrant as an online application software provider ("ASP"). Registrant will also retain its SABRE-Registered Trademark- FINANCIAL SERVICES and SABRE-Registered Trademark- MARKETPLACE products.

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Registrant and EDS also intend over time to combine EDS' airline solutions software portfolio with Registrant's. Until that can be effected, EDS will pay to Registrant a percentage of the revenues it receives from the portfolio. EDS will continue to develop and operate those products as part of the outsourcing services provided to Registrant.

OUTSOURCING AGREEMENT

Registrant will contract with EDS for EDS to provide, manage and operate Registrant's IT systems including data center management, ASP and Web site systems, and to provide selected applications development, data assurance and network management services.

MARKETING AGREEMENT

Registrant and EDS will jointly market Registrant's portfolio of airline software solutions, and EDS' global technology capabilities, e-business consulting, and A.T. Kearney high value consulting practice. As part of the marketing relationship, EDS will contribute $20 million toward development expenses in exchange for rights to market the portfolio under a revenue sharing arrangement.

EDS has also agreed to move its travel bookings to the Registrant's SABRE global distribution system and to implement Registrant's GETTHERE corporate booking platform in its organization.

FINANCIAL IMPLICATIONS

The assets to be transferred generated approximately $664 million in revenue for Registrant in 2000, or about 25% of Registrant's total revenue. The divested assets will be reported as discontinued operations in the Registrant's financial statements, and Registrant's 2000 financial performance will be restated to reflect the discontinued operations.

The book value of the assets being sold is approximately $368 million. Registrant will recognize a gain on the sale, estimated to be in the range of $18 million after taxes, or $29 million before taxes, but Registrant expects to incur several one-time charges and write-offs associated with the transaction.

Registrant intends to use approximately $570 million of the cash proceeds from the sale to pay existing debt, which would decrease Registrant's debt level to approximately $300 million (down from $859 million) and result in interest savings of approximately $28 million in 2001 and approximately $48 million annually thereafter.

Registrant expects the IT outsourcing services contract with EDS to generate significant savings over Registrant's current IT costs.

Registrant believes that the transaction with EDS, together with Registrant's cost savings initiatives, will allow it to achieve long-term revenue growth rates that average in the high teens and long-term earnings growth rates greater than 20% (Registrant had previously forecasted long-term earnings growth rates above 15%). Registrant forecasts that 2001 revenue

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growth on a consolidated basis, including both continuing operations and discontinued operations, would be in the high single digits when compared to 2000 actual revenues.

Registrant expects the transaction with EDS to be slightly accretive to Registrant's earnings per share in 2001 and to be accretive to earnings per share in 2002 and 2003.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

Statements in this report, and in Registrant's news releases, analyst newsletters, conference calls, web sites, and elsewhere, which are not purely historical facts, including statements about the proposed EDS transaction, Registrant's forecasted revenues and earnings, future bookings outlook, technology adoption rates, or other statements about Registrant's anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements.

All forward-looking statements are based upon information available to Registrant on the date the statements are first published. Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: the proposed transaction not being completed; integration and migration of IT operations by Registrant and EDS; competition from established and emerging travel distribution channels; travel agency consolidation and increased competition for travel agency subscribers; airlines limiting their participation in travel marketing and distribution services; changes in relationships with principal customers; rapid technological changes; systems failures or constraints and business interruptions; and revenues being highly dependent on the travel and transportation industries.

Further information regarding factors that could affect Registrant's financial and other results can be found in the risk factors section of Registrant's most recent filing on Form 10-K with the Securities and Exchange Commission.

ITEM 9.           REGULATION FD DISCLOSURE.


CONFERENCE CALL

The Registrant will hold a conference call Thursday, March 15, 2001 beginning at 8:00 a.m. Eastern Standard Time (EST) and ending at 8:45 a.m. EST to discuss the transaction with EDS described above and the transaction's expected financial implications to the Registrant, including: forecasts of earnings for the full year 2001 and 2002, revenue, revenue and earnings growth rates, cash flow, balance sheet and income statement impacts.

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The public is invited to participate in the call on a listen-only basis.  All participants must dial in a minimum of 10 minutes prior to the call in order to be connected. The toll free dial-in number for callers in the United States and Canada is (800) 559-9370. The number for other callers is (847) 619-6368. Callers should request the Sabre conference call. The conference call, with accompanying presentation slides, will also be broadcast live over the Internet at http://www.sabre.com/investor/

A recording of the conference call will be available for 30 days. The toll free dial-in number for callers in the United States and Canada is (888) 843-8996. The number for other callers is (630) 652-3044. All callers to the recorded conference call should enter pass code 3653275 when prompted. The recorded conference call, with accompanying presentation slides, will also be available for 30 days via the Internet at http://www.sabre.com/investor/

ANALYST NEWSLETTER

On March 15, 2001, Registrant will distribute an issue of "The Edge" to the public and the investment community. The Edge is a newsletter for the investment community that is designed to provide updates regarding events and developments affecting the Registrant, as well as the Registrant's revenue and earnings outlook.

This special edition of The Edge will be available on the "Investor Relations" section of Registrant's Web site at http://www.sabre.com/investor/ beginning on March 15, 2001. This edition of The Edge addresses the Registrant's transaction with EDS and comments about the transaction's expected financial implications for the Registrant, including: forecasts of earnings for the full year 2001 and 2002, revenue, revenue and earnings growth rates, cash flow, balance sheet and income statement impacts.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 15, 2001

                                             SABRE HOLDINGS CORPORATION

                                             By:   /s/ James F. Brashear


                                             Name:  James F. Brashear
                                             Title: Corporate Secretary